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[LOGO]                                 MAGNA ENTERTAINMENT CORP.

                                       337 Magna Drive
                                       Aurora, Ontario L4G 7K1
                                       Tel (905) 726-7082
                                       Legal Dept. Fax (905) 726-7172


EXHIBIT 99

                                  PRESS RELEASE


               MAGNA ENTERTAINMENT CORP. COMPLETES ACQUISITION OF
                CONTROLLING INTEREST IN THE MARYLAND JOCKEY CLUB

NOVEMBER 27, 2002, AURORA, ONTARIO, CANADA...... MAGNA ENTERTAINMENT CORP.
("MEC") (NASDAQ: MIEC; TSX: MIE.A, MEH) today announced that it has successfully completed the acquisition of a controlling interest in Pimlico Race Course, the home of the Preakness Stakes, the middle jewel in thoroughbred racing's Triple Crown, and Laurel Park, which operate under the trade name The Maryland Jockey Club.

MEC, one of the largest operators of premier horse racetracks in the United States, acquires, develops and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities, and owns and operates a national account wagering system called XpressBet(TM).

For more information contact:

Graham Orr
Executive Vice-President and
Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive
Aurora, ON
L4G 7K1
(905) 726-7099